UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 Appointment of New Director

On August 25, 2014 the Board of Directors (the “Board”) of Keurig Green Mountain, Inc. (the “Company”), acting upon the recommendation of its Governance and Nominating Committee, increased the number of directors of the Company from eleven to twelve and appointed José Octavio Reyes Lagunes (“Mr. Reyes”) to serve as a director of the Company.  Effective immediately Mr. Reyes became a Class I Director with a term that expires at the Company’s 2015 Annual Meeting where he will be nominated to stand for election by stockholders.  Mr. Reyes has not been appointed to any committees of the Board. A subsequent Current Report on Form 8-K/A will be filed with the Securities and Exchange Commission if Mr. Reyes is appointed to serve on any committee of the Board.

Upon his appointment to the Board, Mr. Reyes became entitled to a prorated portion of the Company’s annual cash retainer for non-employee directors for his service as a member of the Board and any committees thereof he is appointed to, as described in the Company’s annual proxy statement filed with the Securities and Exchange Commission.  On August 25, 2014 the Board also granted Mr. Reyes a prorated annual equity award for non-employee directors under the Keurig Green Mountain, Inc. 2014 Omnibus Incentive Plan in the form of 464 fully vested restricted stock units, valued at $62,300.00 on the date of grant.

Pursuant to Section 5.9 of that certain Common Stock Purchase Agreement dated February 5, 2014 by and between the Company and Atlantic Industries (an indirect wholly owned subsidiary of The Coca-Cola Company (“Coca-Cola”)) (the “SPA”), Coca-Cola had the right to designate a non-voting observer to the Board if after July 1, 2014 no member of the Board other than the Company’s Chief Executive Officer had relevant experience in the cold beverage industry.  Given Mr. Reyes’ deep experience in the cold beverage industry, his appointment to the Board results in Coca-Cola not having the present right to appoint a non-voting observer to the Board.   There are no related party transactions between the Company and Mr. Reyes that would require disclosure under Item 404(a) of Regulation S-K.  The Company has also entered into its standard form of indemnification agreement with Mr. Reyes.

A copy of the press release containing the announcement of Mr. Reyes’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press release issued on August 27, 2014 announcing the appointment of José Octavio Reyes Lagunes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Brian P. Kelley
Brian P. Kelley
President and Chief Executive Officer

Date: August 27, 2014

Index to Exhibits

Exhibit No.	Description

99.1	Press release issued on August 27, 2014 announcing the appointment of José Octavio Reyes Lagunes to the Board of Directors.